SECURITIES AND EXCHANGE COMMISSION

                       Washington D.C.  20549



                             FORM 8-K



                          CURRENT REPORT



               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


                               ----


Date of Report (Date of earliest event reported) April 26, 2000


                   SK TECHNOLOGIES CORPORATION
       (Exact name of registrant as specified in its charter)


         Delaware                  0-18184           52-1507455
(State or other jurisdiction     (Commission      (IRS Employer
 of incorporation)                File Number)     Identification
                                                   No.)


      500 Fairway Drive, Suite 104, Deerfield Beach, FL 33441
    (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code (954) 418-0101


                         Not Applicable
   (Former name or former address, if changed since last report)

Item 1.   Change in Control of Registrant.

          Not Applicable.

Item 2.   Acquisition or Disposition of Assets.

          Not Applicable.

Item 3.   Bankruptcy or Receivership.

          Not Applicable.

Item 4.   Changes in Registrant's Certifying Accountants.

          On April 26, 2000 the Board of Directors of the Company approved the engagement of Berkovits & Company, P.A. as its independent auditors, for the fiscal year ending March 31, 2000 to replace the firm of Infante, Lago & Company, who were terminated as auditors of the Company effective immediately. Jesus Lago, who was responsible for the Company's audit, resigned from Infante, Lago & Company and has become a partner at Berkovits & Company, P.A. The Board of Directors of the Company determined it to be in the best interest of the Company to change accountants solely due to the resignation of Jesus Lago.

          The report of Infante, Lago & Company on the Company's financial statements for the fiscal year ended March 31, 1999 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

          In connection with the audit of the Company's financial statements for the fiscal year ended March 31, 1999, and in the subsequent interim period, there were no disagreements with Infante, Lago & Company on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Infante, Lago & Company would have caused Infante, Lago & Company to make reference to the matter in their report.

          The Company has requested Infante, Lago & Company to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated April 27, 2000 is filed as Exhibit 16 to this Form 8-K.


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

Item 5.   Other Events.

          Not Applicable

Item 6.   Resignation of Registrant's Directors.

          Not Applicable.

Item 7.   Financial Statements and Exhibits.

     a)   Not Applicable

     b)   Not Applicable

     c)   Exhibits

          Exhibit #       Description of Exhibit

          16.             Letter from Infante, Lago & Company

Item 8.   Change in Fiscal Year.

          Not Applicable.

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


                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              SK TECHNOLOGIES CORPORATION


                              By:    /s/  Calvin S. Shoemaker
                                   Calvin S. Shoemaker, President


DATED:  May 1, 2000






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